EXHIBIT 10.24
FIRST AMENDMENT
TO AMENDED AND RESTATED FINANCING AGREEMENT
FIRST AMENDMENT, dated as of March 6th, 2006 (the “Amendment”) to the Financing Agreement referred to below, by and among (i) ENHERENT CORP., a Delaware corporation (“enherent” or the “Parent”), and each Subsidiary of Parent listed as a borrower on the signature pages thereto (together with the Parent, each, a “Borrower” and collectively, the “Borrowers”), and (ii) ABLECO FINANCE LLC, a Delaware limited liability company (“Ableco”) as lender and as agent (in such capacity, the “Agent”) for itself and each Person that purchases any portion of Ableco’s rights and obligations under the Financing Agreement pursuant to Sections 2.07 and 10.07 thereof (collectively with Ableco, the “Lenders”).
WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Amended and Restated Financing Agreement dated as of April 1, 2005 (as amended to date, the “Financing Agreement”), pursuant to which the Lenders have agreed to make certain term loans and revolving loans to the Borrowers from time to time in an aggregate principal amount at any time outstanding not to exceed the aggregate amount set forth in the Financing Agreement;
WHEREAS, the Borrowers have requested that the Lenders (i) temporarily provide for a $100,000 overadvance line and (ii) amend the Financing Agreement to provide for such overadvance, subject to the terms and conditions set forth in the Financing Agreement and this Amendment;
WHEREAS, the Agent and the Lenders are willing to amend the Financing Agreement to provide for such increase in the Revolving Credit Commitment, subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:
                  1.1 Definitions in Amendment. Any capitalized terms used herein and not defined shall have the meaning assigned to it in the Financing Agreement.
                  1.2 Definition in the Financing Agreement.
                        (i) Section 1.01 of the Financing Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order to as follows:
     “‘First Amendment’ means the First Amendment, dated as of March 6, 2006, by and between the Borrowers, the Agent and the Lenders.”
     “‘First Amendment Effective Date’ means the later of (i) March 6, 2006 and (ii) the date on which all of the conditions precedent set forth in Section 3 of the First Amendment have been satisfied or waived in writing.”
     “‘Overadvance Period’ means the period of time commencing on the First Amendment Effective Date until June 30, 2006.”
                    (b) Section 1.01 of the Financing Agreement is hereby amended by amending and restating the definition of the term “Borrowing Base” in its entirety to read as follows:
     “‘Borrowing Base’ means, at any time, (a) the sum of (i) 85% of the Net Amount of Eligible Accounts Receivable at such time, plus (ii) 80% of the Net Amount of Unbilled Accounts Receivable at such time less, with respect to each Account Debtor, the aggregate amount of accounts payable by the Borrower to such Account Debtor at such date, plus (iii) during the Overadvance Period, $100,000 less (b) any reserves reasonably established by the Agent from time to time.”
                        1.3 Additional Equity. Section 6.01 of the Financing Agreement is hereby amended by inserting therein the following new subsection (q) to read as follows:
                    “(q) Additional Equity. Use its best efforts to obtain, within 180 days of the First Amendment Effective Date, additional cash equity investments in the Parent in an aggregate amount of not less than $1,000,000 and furnish evidence of such investments to the Agent.”
                        2. Amendment Fee. In consideration for the execution and delivery of this Amendment by the Agent and the Lenders, the Borrowers agree to pay to the Agent a non-refundable amendment fee (the “Amendment Fee”) equal to $15,000, which Amendment Fee is in addition to any fees payable to the Agent or the Lenders pursuant to the Financing Agreement or any amendment thereof. The Amendment Fee shall be deemed fully earned on the First Amendment Effective Date and payable in three equal installments on the First Amendment Effective Date, April 1, 2006 and May 1, 2006.
                        3. Conditions to Effectiveness. This Amendment shall become effective only upon satisfaction in full, in a manner satisfactory to the Agent, of the following conditions precedent (the first date upon which all such conditions shall have been satisfied being herein called the “First Amendment Effective Date”):
                    (a) The representations and warranties contained herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent pursuant hereto on or prior to the First Amendment Effective Date shall be correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and, no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.
                    (b) The Agent shall have received counterparts of this Amendment which bear the signatures of each Borrower.
                    (c) The Agent shall have received all fees and other amounts due and payable to the Agent and the Lenders, including, without limitation, the Amendment Fee referred to in Section 2 hereof and all legal fees, costs and expenses of the Agent in connection with this Amendment and the other related agreements and documents.
                    (d) All legal matters incident to this Amendment shall be satisfactory to the Agent and its counsel.
                        4. Representatives and Warranties. Each Loan Party hereby represents and warrants to the Agent and the Lenders as follows:
                    (a) Representations and Warranties: No Event of Default. The representations and warranties herein, in Section 5.01 of the Financing Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Lenders pursuant hereto on or prior to the First Amendment Effective Date shall be correct on and as of the First Amendment Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date.
                    (b) Organization, Good Standing, Etc. Such Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment and to perform the Financing Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
                    (c) Authorization, Etc. The execution, delivery and performance by such Loan Party of this Amendment, and the performance by such Loan Party of the Financing Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene such Loan Party’s charter or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.
                    (d) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by such Loan Party of this Amendment, or for the performance of the Financing Agreement, as amended hereby.
                    (c) Enforceability of Loan Documents. Each of this Amendment, the Financing Agreement, as amended hereby, and each other Loan Document to which such Loan Party is a party is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.
                        5. Continued Effectiveness of Loan Agreement. Each Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the First Amendment Effective Date all references in any such Loan Document to “the Loan Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment, and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent or any Lender, or to grant to the Agent or any Lender a Lien on any collateral as security for the Obligations of such Borrower from time to time existing in respect of the Loan Agreement and the Loan Documents, such pledge, assignment and/or grant of a Lien is hereby ratified and confirmed in all respects.
                        6. Miscellaneous.
                    (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.
                    (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
                    (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                    (d) Each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by a Borrower under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) a Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement.
                    (e) The Borrowers will pay on demand all reasonable out-of-pocket costs and expenses of the Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees, disbursements and other charges of Schulte Roth & Zabel LLP, counsel to the Agent and the Lenders.

                        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWERS:

ENHERENT CORP.

By:	/s/ Pamela Fredette

Name: Pamela Fredette
Title: President & CEO

AGENT and LENDER:

ABLECO FINANCE LLC, as lender and agent, on behalf of itself and its affiliate assigns

By:	Daniel Wolf

Name: Daniel Wolf
Title: SVP

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